SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2003

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1120 Avenue of the Americas, 12th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 869-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

On July 21, 2003, New Plan Excel Realty Trust, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “Agreement”) with BNY Capital Markets, Inc. (“BNYCMI”).  Under the terms of the Agreement, the Company may offer and sell up to $50,000,000 of shares of its common stock from time to time through BNYCMI, as the Company’s agent for the offer and sale of the shares.  A copy of the Agreement is filed as an exhibit to this report.

Item 7.                                                           Exhibits

The following exhibits are filed as part of this report and are expressly incorporated herein by reference:

1.1                                                                                 Standby Equity Distribution Agreement, dated as of July 21, 2003, by and between the Company and BNYCMI (the “Agreement”).

5.1                                                                                 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: July 21, 2003	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Document

1.1	Standby Equity Distribution Agreement, dated as of July 21, 2003, by and between the Company and BNYCMI (the “Agreement”).

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Agreement.